EXHIBIT 15.1

July 25, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 25, 2014 on our review of interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three and six month periods ended June 30, 2014 and 2013, and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014, is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 033-53723, 033-35476, 333-92264, 333-123166, 333-135365 and 333-195642).

Very truly yours,

/s/ PricewaterhouseCoopers LLP